UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

HealthWarehouse.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7107 Industrial Road Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 748-7001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Since March 1, 2013, HealthWarehouse.com, Inc. (the “Company”) has received three letters from shareholders alleging certain breaches of fiduciary duties by directors of the Company and demanding that the Company commence investigations of the alleged conduct.

On March 1, 2013, the Company received a letter on behalf of the holders of the Company’s Series B Preferred Stock (“Preferred Holders”) alleging that a convicted felon appears to be a consultant to the company, owes the company money, and exercises control over the Company.

On March 8, 2013, the Company received a letter on behalf of shareholder Wayne Corona alleging that two directors breached their fiduciary duties and demanding that the Company investigate legal claims against those directors. The letter alleges that the director designee of the Preferred Holders and the director designee of New Atlantic Ventures Fund III, L.P. (“NAV”) acted in concert to attempt to scuttle the Company’s recent financing plan. The letter also alleged that the director designee of the Preferred Holders and the director designee of NAV sought to prevent the Company from paying back its lenders in 2010 and 2011.

On March 18, 2013, the Company received a letter on behalf of the two directors denying the allegations and stating there was no proper basis for launching an investigation.

On March 27, 2013, a letter on behalf of Messrs. Backus and Stecker, in their capacities as directors and shareholders, demanded that the Company (i) investigate alleged breaches of confidentiality and fiduciary duties by the Company’s President and CEO and two other directors in connection with the purported shareholder demand letter of Mr. Corona dated March 8, 2013, and (ii) assert related claims against those individuals. The letter also asserted that the director constituting the special committee, Youssef Bennani, is subject to alleged conflicts of interest that disqualify him from serving on any proposed special committee to evaluate the pending shareholder demands.

On April 23, 2013, the Company’s Board of Directors met and considered the shareholder letters and formed a Special Committee, chaired by Youssef Bennani, a director and Chairman of the Company’s Audit Committee, to investigate the shareholder demands. The Special Committee has retained the law firm of Morrison & Foerster to conduct the investigation and advise the Special Committee.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 – HWH Lending and Milfam letter, dated March 1, 2013.

Exhibit 99.2 – Wayne Corona letter, dated March 8, 2013.

Exhibit 99.3 – Matthew Stecker and John Backus response letter, dated March 18, 2013.

Exhibit 99.4 – Matthew Stecker and John Backus letter, dated March 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2013	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer